UNDERWRITING AGREEMENT

                                    between

                          BERGEN BRUNSWIG CORPORATION,
                            a New Jersey corporation,

                                      and

                              ____________________







                             Class A Common Stock
                  Warrants to Purchase Class A Common Stock
                                Preferred Stock
                    Warrants to Purchase Preferred Stock
                               Depositary Shares
                   Warrants to Purchase Depositary Shares
                                Debt Securities
                    Warrants to Purchase Debt Securities













                              ___________, 1996

                              TABLE OF CONTENTS
                              -----------------
                                                                          Page
                                                                          ----
SECTION 1.  Representations and Warranties...............................   6

     (a)  Representations and Warranties by the Company..................   6
          (1)  Compliance with Registration Requirements.................   6
          (2)  Incorporated Documents....................................   7
          (3)  Independent Accountants...................................   8
          (4)  Financial Statements......................................   8
          (5)  No Material Adverse Change in Business....................   8
          (6)  Good Standing of the Company..............................   9
          (7)  Good Standing of Subsidiaries.............................   9
          (8)  Capitalization............................................  10
          (9)  Authorization of this Underwriting Agreement and
                 Terms Agreement.........................................  10
          (10) Authorization of Class A Common Stock.....................  10
          (11) Authorization of Preferred Stock and/or Depositary Shares.  11
          (12) Authorization of Deposit Agreement........................  11
          (13) Authorization of Senior Debt Securities and/or
                  Subordinated Debt Securities...........................  12
          (14) Authorization of the Indentures...........................  12
          (15) Authorization of Warrants.................................  12
          (16) Authorization of Warrant Agreement........................  13
          (17) Authorization of Underlying Securities....................  13
          (18) Descriptions of the Underwritten Securities, Underlying Securities, Indentures, Deposit Agreement and Warrant
                  Agreement..............................................  14
          (19) Absence of Defaults and Conflicts.........................  14
          (20) Absence of Labor Dispute..................................  15
          (21) Absence of Proceedings....................................  16
          (22) Accuracy of Exhibits......................................  16
          (23) Absence of Further Requirements...........................  16
          (24) Possession of Intellectual Property.......................  16
          (25) Possession of Licenses and Permits........................  17
          (26) Title to Property.........................................  17
          (27) Commodity Exchange Act....................................  18
          (28) Investment Company Act....................................  18
          (29) Environmental Laws........................................  18
          (30) Compliance with Cuba Act..................................  19
     (b)  Officers' Certificates.........................................  19

SECTION 2.  Sale and Delivery to Underwriters; Closing...................  19

     (a)  Underwritten Securities........................................  19
     (b)  Option Underwritten Securities.................................  19
     (c)  Payment........................................................  20
     (d)  Denominations; Registration....................................  21

SECTION 3.  Covenants of the Company.....................................  22

     (a)  Compliance with Securities Regulations and Commission Requests.  22
     (b)  Filing of Amendments...........................................  23
     (c)  Delivery of Registration Statements............................  23
     (d)  Delivery of Prospectuses.......................................  23
     (e)  Continued Compliance with Securities Laws......................  23
     (f)  Blue Sky Qualifications........................................  24
     (g)  Earnings Statement.............................................  24
     (h)  Reservation of Securities......................................  25
     (i)  Use of Proceeds................................................  25
     (j)  Listing........................................................  25
     (k)  Restriction on Sale of Securities..............................  25
     (l)  Reporting Requirements.........................................  25

SECTION 4.  Payment of Expenses..........................................  25

     (a)  Expenses.......................................................  25
     (b)  Termination of Agreement.......................................  26

SECTION 5.  Conditions of Underwriters' Obligations......................  26

     (a)  Effectiveness of Registration Statement........................  27
     (b)  Opinion of Counsel for Company.................................  27
     (c)  Opinion of Counsel for Underwriters............................  27
     (d)  Officers' Certificate..........................................  28
     (e)  Accountant's Comfort Letter....................................  28
     (f)  Bring-down Comfort Letter......................................  28
     (g)  Ratings........................................................  29
     (h)  Approval of Listing............................................  29
     (i)  No Objection...................................................  29
     (j)  Lock-up Agreements.............................................  29
     (k)  Over-Allotment Option..........................................  29
     (l)  Additional Documents...........................................  30
     (m)  Termination of Terms Agreement.................................  30

SECTION 6.  Indemnification..............................................  31

     (a)  Indemnification of Underwriters................................  31
     (b)  Indemnification of Company, Directors and Officers.............  32
     (c)  Actions Against Parties; Notification..........................  32
     (d)  Settlement Without Consent if Failure to Reimburse.............  33

SECTION 7.  Contribution.................................................  33

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery 35

SECTION 9.  Termination..................................................  35

     (a)  Underwriting Agreement.........................................  35
     (b)  Terms Agreement................................................  35
     (c)  Liabilities....................................................  36

SECTION 10.  Default by One or More of the Underwriters..................  36

SECTION 11.  Notices.....................................................  37

SECTION 12.  Parties.....................................................  37

SECTION 13.  GOVERNING LAW AND TIME......................................  38

SECTION 14.  Effect of Headings..........................................  38

                          BERGEN BRUNSWIG CORPORATION
                           (a New Jersey corporation)

                              Class A Common Stock
                  Warrants to Purchase Class A Common Stock
                                Preferred Stock
                    Warrants to Purchase Preferred Stock
                               Depositary Shares
                   Warrants to Purchase Depositary Shares
                                Debt Securities
                    Warrants to Purchase Debt Securities



                           UNDERWRITING AGREEMENT
                           ----------------------

                                                              February __, 1996

_______________________
_______________________
_______________________
_______________________

Ladies and Gentlemen:

    Bergen Brunswig Corporation, a New Jersey corporation (the "Company"), proposes to issue and sell up to U.S. $400,000,000 aggregate initial public offering price of its (i) shares of Class A common stock, par value $1.50 per share (the "Class A Common Stock"), (ii) warrants to purchase shares of Class A Common Stock (the "Class A Common Stock Warrants"), (iii) shares of preferred stock, no par value (the "Preferred Stock"), (iv) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (v) senior or subordinated debt securities (the "Debt Securities"), (vi) warrants to purchase Debt Securities (the "Debt Security Warrants"), (vii) Depositary Shares (as defined below) or (viii) warrants to purchase Depositary Shares (the "Depositary Share Warrants"), or any combination thereof, from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

    The Preferred Stock will be issued in one or more series and each series of Preferred Stock may vary, as applicable, as to the title, specific number of shares, rank, stated value, liquidation preference, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities (as defined below)) and any other variable terms as set forth in the applicable certificate of amendment of the Company's Certificate of Incorporation (each, the "Certificate of Amendment") relating to such series of

Preferred Stock. A series of Preferred Stock may be represented by depositary shares (the "Depositary Shares") that are evidenced by depositary receipts (the "Depositary Receipts") issued pursuant to a deposit agreement (each, a "Deposit Agreement") among the Company, the depositary identified therein (the "Depositary") and the registered holders of the Depositary Receipts issued thereunder.

    The Debt Securities will be issued in one or more series as senior indebtedness (the "Senior Debt Securities") under (other than the LYONs(TM), as defined below) an indenture, dated as of March 1, 1996 (the "Senior Indenture"), between the Company and Chemical Trust Company of California, as trustee (the "Senior Trustee"), or as subordinated indebtedness (the "Subordinated Debt Securities") under (other than the LYONs(TM)) an indenture, dated as of March 1, 1996 (the "Subordinated Indenture"), between the Company and Chemical Trust Company of California, as trustee (the "Subordinated Trustee", and collectively with the Senior Trustee, the "Trustees", and each, a "Trustee"). In addition to such Senior Debt Securities and such Subordinated Debt Securities, the Company may offer Debt Securities denominated "Liquid Yield Option(TM) Notes" (the "LYONs"(TM)) under a separate indenture (the "LYONs Indenture"). The Senior Indenture, Subordinated Indenture and LYONs Indenture are sometimes referred to collectively herein as the "Indentures." Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities) and any other variable terms established by or pursuant to the applicable Indenture.

    Each issue of Class A Common Stock Warrants, Preferred Stock Warrants, Debt Security Warrants and Depositary Share Warrants (collectively, the "Warrants") will be issued pursuant to a separate warrant agreement (each, a "Warrant Agreement") between the Company and the warrant agent identified therein (each, a "Warrant Agent"). The Warrants may vary, as applicable, as to, among other terms, title, type, specific number, exercise dates or periods, exercise price(s), expiration date(s) and terms of the related Underlying Securities.

    As used herein, "Securities" shall mean the Class A Common Stock, Class A Common Stock Warrants, Preferred Stock, Preferred Stock Warrants, Depositary Shares, Depositary Share Warrants, Senior Debt Securities, Subordinated Debt Securities, Debt Securities Warrants or any combination thereof, initially issuable by the Company and "Underlying Securities" shall mean the Class A Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities issuable upon exercise of the Warrants, as applicable, or upon conversion of the Preferred Stock, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities, as applicable. For purposes of this Agreement, the phrase "or similar rights" when modifying the term "preemptive rights," shall refer to a right to purchase securities which entitles the holder thereof to maintain such holder's proportionate equity interest in an entity.

    Whenever the Company determines to make an offering of Securities through _____________________________ ("___________"), or through an underwriting syndicate managed by _____________, the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, _____________ and any such other underwriters, if any, selected by _____________ (the "Underwriters," which term shall include ____________ whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to
Section 10 hereof). The Terms Agreement relating to the offering of Securities shall specify the number or aggregate principal amount, as the case may be, of Securities to be initially issued (the "Initial Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than _____________ acting as co-manager in connection with such offering, the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities, as well as the material variable terms of any related Underlying Securities. In addition, if applicable, such Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the number or aggregate principal amount, as the case may be, of Securities subject to such option (the "Option Underwritten Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and _____________, acting for itself and, if applicable, as representative of any other Underwriters.
Each offering of Underwritten Securities though ____________ as sole Underwriter or through an underwriting syndicate managed by ______________ will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement, if so indicated in the applicable Terms Agreement.

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-631) [and pre-effective amendment[s] no[s]. ______ thereto] for the registration of the Securities and the Underlying Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and each Indenture (other than the LYONs Indenture as of the date hereof) has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement,

Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

    All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

    SECTION 1.   Representations and Warranties.
                 ------------------------------

    (a) Representations and Warranties by the Company. With respect to each offering of Securities pursuant to this Agreement and the applicable Terms Agreement, except as otherwise set forth in such Terms Agreement, the Company represents and warrants to ______________ as of the date hereof, and to ______________ and each other Underwriter, if any, named in the applicable Terms Agreement, as of the date of such Terms Agreement, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

         (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted, are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request made to the Company by the Commission for additional information has been complied with. In addition, each Indenture (not including any LYONs Indenture as of the date hereof, but in the event of any offering of LYONs, including any related LYONs Indenture from and after the date of the Terms Agreement relating to such offering of LYONs) has been duly qualified under the 1939 Act.

         At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply, in all material respects, with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through _____________ expressly for use in the Registration Statement or the Prospectus or (ii) statements in or omissions from that part of the Registration Statement which shall constitute the statement of eligibility and qualification under the 1939 Act (Form T-1) of the Trustee under the Indentures.

         Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (3) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the consolidated financial position of the Company and its consolidated subsidiaries, at the dates indicated and the results of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as indicated therein. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP, the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, except as indicated therein. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (5) No Material Adverse Change in Business. Since the latest date as of which information is given in the Registration Statement and the

     Prospectus (including information expressly stated therein, incorporated by reference therein or otherwise contemplated therein, except as otherwise stated therein), (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice or the Company's certificate of incorporation, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, with only such exceptions as would not result in a Material Adverse Effect, and to enter into and perform its obligations under this Underwriting Agreement and the applicable Terms Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (7) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a "Subsidiary" and, collectively, the ("Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, with only such exceptions as would not result in a Material Adverse Effect, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated or incorporated by reference in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the Subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or bylaws of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

         (8) Capitalization. If the Prospectus contains a "Capitalization" section, the authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under such section (except for subsequent issuances thereof, if any, contemplated under this Underwriting Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the certificate of incorporation or bylaws of the Company or under any agreement to which the Company or any of its subsidiaries is a party.

         (9) Authorization of this Underwriting Agreement and Terms Agreement. This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

        (10) Authorization of Class A Common Stock. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Class A Common Stock, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation and bylaws of the Company or under any agreement to which the Company or any of its subsidiaries is a party, or otherwise. No holder of such Underwritten Securities will be subject to personal liability by reason of being such a holder.

        (11) Authorization of Preferred Stock and/or Depositary Shares. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Preferred Stock and/or Depositary Shares, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. The applicable Preferred Stock, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor, or for the related Depositary Shares, as the case may be, specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation and bylaws of the Company or under any agreement to which the Company or any of its subsidiaries is a party. In addition, upon deposit by the Company of any Preferred Stock represented by Depositary Shares with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, such Depositary Shares will represent legal and valid interests in such Preferred Stock. No holder of Preferred Stock or Depositary Receipts evidencing Depositary Shares will be subject to personal liability by reason of being such a holder. The applicable Certificate of Amendment will be in full force and effect prior to the Closing Time.

        (12) Authorization of Deposit Agreement. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Depositary Shares or if Debt Securities are convertible into Preferred Stock represented by Depositary Shares, the applicable Deposit Agreement has been, or prior to the issuance of such Depositary Shares will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Each registered holder of a Depositary Receipt under the applicable Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt and to such other rights as are granted to such registered holder in such Deposit Agreement.

        (13) Authorization of Senior Debt Securities and/or Subordinated Debt Securities. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in a form permitted by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

        (14) Authorization of the Indentures. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities or if Preferred Stock is, or Depositary Shares represented by Preferred Stock are, convertible into Debt Securities, each applicable Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

        (15) Authorization of Warrants. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants, such

     Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement.
     Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

        (16) Authorization of Warrant Agreement. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants, each applicable Warrant Agreement has been, or prior to the issuance of such Underwritten Securities will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

        (17) Authorization of Underlying Securities. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Class A Common Stock, Preferred Stock or Depositary Shares, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized and reserved for issuance by the Company upon exercise of the Class A Common Stock Warrants, Preferred Stock Warrants or Depository Shares Warrants, as applicable, or upon conversion of the related Preferred Stock, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities, as applicable. If the Underlying Securities include Class A Common Stock or Preferred Stock, such Underlying Securities, when issued upon such exercise or conversion, as applicable, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation and bylaws of the Company or under any agreement to which the Company or any of its subsidiaries is a party. If the Underlying Securities include Depositary Shares, such Underlying Securities, upon deposit by the Company of the Preferred Stock represented thereby with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, will represent legal and valid interests in such Preferred Stock. No holder of such Class A Common Stock, Preferred Stock or Depositary Receipts evidencing Depositary Shares will be subject to personal liability by reason of being such a holder. If the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized for issuance by the Company upon the exercise of the Debt Security Warrants or upon conversion of the related Preferred Stock or Depositary Shares, as applicable. Such Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the Debt Security Warrants or the related Preferred Stock or Depositary Shares, as applicable, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

        (18) Descriptions of the Underwritten Securities, Underlying Securities, Indentures, Deposit Agreement and Warrant Agreement. The Underwritten Securities being sold pursuant to the applicable Terms Agreement and each applicable Indenture, Deposit Agreement and Warrant Agreement, as of the date of the Prospectus, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform in all material respects to the description thereof contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

        (19) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its certificate or articles of incorporation, other charter documents, or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement and each applicable Indenture, Warrant Agreement and Deposit Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" in the Prospectus) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by any such necessary corporate action as may be required and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any subsidiary pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate or articles of incorporation, other charter documents, or bylaws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations except such as will not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

        (20) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

        (21) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any subsidiary thereof which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated or incorporated by reference therein or as contemplated thereby), or which might reasonably be expected to materially and adversely affect the consummation of this Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture, Warrant Agreement or Deposit Agreement or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

        (22) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

        (23) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under this Underwriting Agreement, such Terms Agreement or any applicable Indenture, Warrant Agreement or Deposit Agreement, except such as have been already obtained or as may be required under state securities laws.

        (24) Possession of Intellectual Property. Except as otherwise disclosed or incorporated by reference or contemplated in the Prospectus and the Registration Statement, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

        (25) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to obtain a Governmental License would not result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

        (26) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated or incorporated by reference in or contemplated by the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, result in a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims as would not result in a Material Adverse Effect.

        (27) Commodity Exchange Act. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities or if any related Underlying Securities include Debt Securities, as the case may be, such Debt Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

        (28) Investment Company Act. The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

        (29) Environmental Laws. Except as otherwise stated or incorporated by reference in the Registration Statement and the Prospectus and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (C) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

        (30) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance, in all material respects, with the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

    (b) Officers' Certificates. Any certificate signed by any officer of the Company or any subsidiary and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

    SECTION 2.  Sale and Delivery to Underwriters; Closing.
                ------------------------------------------

    (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

    (b) Option Underwritten Securities. In addition, subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to the number or aggregate principal amount, as the case may be, of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any dividends or distributions declared by the Company and paid or payable on the Initial Underwritten Securities but not payable on the Option Underwritten Securities. Such option, if granted, will expire 30 days after the date of such Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by _____________ to the Company setting forth the number or aggregate principal amount, as the case may be, of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by ______________, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by _______________ and the Company. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number or aggregate principal amount, as the case may be, of Option Underwritten Securities then being purchased which the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total number or aggregate principal amount, as the case may be, of Initial Underwritten Securities, subject to such adjustments as _____________ in its sole discretion shall make to eliminate any sales or purchases of a fractional number or aggregate principal amount, as the case may be, of Option Underwritten Securities.

    (c) Payment. Payment of the purchase price for, and delivery of, the Initial Underwritten Securities shall be made at the location specified in the applicable Terms Agreement, or at such other place as shall be agreed upon by ____________ and the Company, at 10:00 A.M. Eastern time (7:00 A.M. Pacific time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by ____________ and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-described location, or at such other place as shall be agreed upon by _____________ and the Company, on the relevant Date of Delivery as specified in the notice from _____________ to the Company.

    Payment shall be made to the Company by certified or official bank in federal or other same-day funds, against delivery to _____________ for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized _____________, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. ___________, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for Underwritten Securities to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

    (d) Denominations; Registration. The Underwritten Securities, certificates for the Underwritten Securities or Depositary Receipts evidencing the Depositary Shares, as applicable, shall be in such denominations and registered in such names as ______________ may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities, certificates for the Underwritten Securities or Depositary Receipts evidencing the Depositary Shares, as applicable, which may be in temporary form, will be made available for examination and packaging by _____________ in The City of New York or such other place as the Representatives and the Company shall agree upon not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

    (e) Delayed Delivery Contracts. If authorized by the applicable Terms Agreement, __________ and the other Underwriters named therein may solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto, with such changes therein as the Company may approve. As compensation for arranging any such Delayed Delivery Contracts, the Company will pay to ____________ at the Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types which will be set forth in the applicable Prospectus. In such instance, at the Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by __________ and previously approved by the Company as provided below, but not for an aggregate principal amount of Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

    _____________ will submit to the Company, at least three business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Securities to be purchased by each of them, and the Company will advise ______________, at least two business days prior to the Closing Time, of the names of the institutions, if any, with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Securities to be covered by each such Delayed Delivery Contract.

    The principal amount of Securities agreed to be purchased by the respective Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by ________________ to the Company; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the total amount of Securities covered by the applicable Terms Agreement, less the principal amount of Securities covered by Delayed Delivery Contracts.

    SECTION 3. Covenants of the Company. With respect to each offering of the Underwritten Securities pursuant hereto and to a Terms Agreement, the Company covenants with ______________ and with each Underwriter participating in the offering of Underwritten Securities, as follows:

    (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify _______________ immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission made with respect to the Registration Statement, the Prospectus (including any Prospectus Supplement) or any of the documents incorporated by reference therein or otherwise relating to the Company or such offering, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable moment.

    (b) Filing of Amendments. The Company will give _____________ notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish ______________ with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which _____________ or counsel for the Underwriters shall object.

    (c) Delivery of Registration Statements. The Company has furnished or will deliver to _______________ and counsel for the Underwriters, without charge, two signed (or, if the Registration Statement is not manually signed, then two appropriately conformed) copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to ______________, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

    (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

    (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the

Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

    (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities and any related Underlying Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as _____________ may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified at the time of such request or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject at the time of such request. In each jurisdiction in which the Underwritten Securities or any related Underlying Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of such Terms Agreement.

    (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

    (h) Reservation of Securities. If the applicable Terms Agreement specifies that any related Underlying Securities include Class A Common Stock, Preferred Stock and/or Depositary Shares, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Class A Common Stock and/or Preferred Stock, as applicable, for the purpose of enabling the Company to satisfy any obligations to issue such Underlying Securities upon exercise of the related Warrants, as applicable, or upon conversion of the Preferred Stock, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities, as applicable.

    (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities substantially in the manner specified in the Prospectus under "Use of Proceeds."

    (j) Listing. The Company will use its best efforts to effect the listing of the Underwritten Securities and any related Underlying Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

    (k) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company will not, without the prior written consent of the Underwriters, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in such Terms Agreement, except pursuant to any then existing agreement which requires such issuance or sale at such time.

    (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

    SECTION 4.  Payment of Expenses.
                -------------------

    (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indentures, any Deposit Agreement, any Warrant Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Underwritten Securities or any related Underlying Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities and any related Underlying Securities, any certificates for the Underwritten Securities or such Underlying Securities or Depositary Receipts evidencing the Depositary Shares, as applicable, to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees, any Depositary and any Warrant Agent, and their respective counsel, (v) the qualification of the Underwritten Securities and any related Underlying Securities under state securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities and any related Underlying Securities, if applicable and (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities and any related Underlying Securities, if applicable.

    (b) Termination of Agreement. If the applicable Terms Agreement is terminated by _______________ in accordance with the provisions of Section 5 or
Section 9(b)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, relating to the offering contemplated by such Terms Agreement.

    SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

    (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration

Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

    (b) Opinion of Counsel for Company. At the Closing Time, ______________ shall have received the favorable opinion, dated as of the Closing Time, of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

    (c) Opinion of Counsel for Underwriters. At the Closing Time, ________________ shall have received the favorable opinion, dated as of the Closing Time, of Mayer, Brown & Platt, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in (1), (6), (7) to (14), as applicable, (15), (16) (solely as to the information in the Prospectus under "Description of Securities" or any caption purporting to describe any such Securities), (22), (23) and the penultimate paragraph of Exhibit C hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to ______________. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

    (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given or incorporated by reference in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and ______________ shall have received a certificate of the Chairman and Chief Executive Officer, the President, an Executive Vice President, or another senior officer acceptable to ______________, of the Company and of the Chief Financial Officer, Controller, Treasurer or Assistant Treasurer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been formally initiated or, to the Company's knowledge, threatened by the Commission.

    (e) Accountant's Comfort Letter. At the time of the execution of the applicable Terms Agreement, _____________ shall have received from Deloitte & Touche a letter dated such date, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

    (f) Bring-down Comfort Letter. At the Closing Time, _______________ shall have received from Deloitte & Touche a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

    (g) Ratings. At the Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to ______________ a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the ______________, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Company's other securities.

    (h) Approval of Listing. At the Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

    (i) No Objection. If the Registration Statement or an offering of Underwritten Securities has been filed with the National Association of Securities Dealers Inc. (the "NASD") for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

    (j) Lock-up Agreements. On the date of the applicable Terms Agreement, _______________ shall have received, in form and substance satisfactory to it, each lock-up agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

    (k) Over-Allotment Option. In the event that the Underwriters are granted an over-allotment option by the Company in the applicable Terms Agreement and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, ______________ shall have received:

         (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

         (2) The favorable opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof.

         (3) The favorable opinion of Mayer, Brown & Platt, counsel for the Underwriters, dated such Date of Delivery, relating to the Option

    Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

         (4) A letter from Deloitte & Touche, in form and substance satisfactory to ______________ and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to _______________ pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

    (l) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to _____________ and counsel for the Underwriters in their reasonable judgement.

    (m)  Termination of Terms Agreement.  If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by _____________ by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

    SECTION 6.  Indemnification.
                ---------------

    (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by _____________), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through ______________ expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that such indemnity with respect to any preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased the Underwritten Securities which are the subject thereof if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus supplement is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Underwritten Securities to such person, unless such failure is the result of non-compliance by the Company with its obligations under Section 3(d) of this Agreement.

    (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this
Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through ______________ expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

    (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by _______________, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

    (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with this Agreement, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

    SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

    The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

    The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

    SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

    SECTION 9.  Termination.

    (a) Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by _______________ upon the giving of 30 days' prior written notice of such termination to the other party hereto.

    (b) Terms Agreement. ______________ may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any adverse change or development involving a prospective adverse change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of _____________, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

    (c) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

    SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then ______________ shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, ______________ shall not have completed such arrangements within such 24-hour period, then:

    (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

    (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

    No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

    In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Underwritten Securities, as the case may be, either _______________ or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

    SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to ________________ at ________ ________ ________
attention of ________ ________; and notices to the Company shall be directed to it at 4000 Metropolitan Drive, Orange, California 92668-3510, attention of Milan
A. Sawdei, Executive Vice President, Chief Legal Officer and Secretary.

    SECTION 12. Parties. This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Company, ______________ and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

    SECTION 13. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME UNLESS OTHERWISE SPECIFIED.

    SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between ____________ and the Company in accordance with its terms.


                              Very truly yours,


                              BERGEN BRUNSWIG CORPORATION


                              By:_______________________

                              Name:_____________________

                              Title:____________________


CONFIRMED AND ACCEPTED,
 as of the date first
 above written:



By: __________________________
     Authorized Signatory

                                                                      Exhibit A
                                                                      ---------


                          BERGEN BRUNSWIG CORPORATION
                          (a New Jersey corporation)


                               TERMS AGREEMENT
                               ---------------


To:       Bergen Brunswig Corporation
          4000 Metropolitan Drive
          Orange, California 92668-3510

Ladies and Gentlemen:

    We understand that Bergen Brunswig Corporation, a New Jersey corporation
(the "Company"), proposes to issue and sell [     shares of its Class A common
stock, par value $1.50 per share (the "Class A Common Stock")] [     shares of
its preferred stock, no par value (the "Preferred Stock")] [in the form of depositary shares (the "Depositary Shares") each representing of a share of
Preferred Stock] [$                 aggregate principal amount of its [senior]
[subordinated] debt securities (the "Debt Securities")] [       warrants (the
"Class A Common Stock Warrants") to purchase common stock, par value $1.50 per
share] [            warrants (the "Preferred Stock Warrants") to purchase
preferred stock, no par value [        warrants (the "Debt Security Warrants")
to purchase $              aggregate principal amount of [senior] [subordinated]
debt securities] [     warrants (the "Depositary Share Warrants to purchase
depositary shares and each representing a share of Preferred Stock] ([such securities also being hereinafter referred to as] the "[Initial] Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we [the underwriters named below (the "Underwriters")] offer to purchase [, severally and not jointly,] the [[number] [principal amount] of] Underwritten Securities [opposite their names set forth below] at the purchase price set forth below [, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased].

                                          [Number]
                                          [Principal Amount]
Underwriter                               of [Initial] Underwritten Securities

                                          ___________________________
Total                                     [$]________________________


The Underwritten Securities shall have the following terms:


                           [Class A Common Stock]
                            --------------------
Title:
Number of shares:
Number of Option Underwritten Securities:
Initial public offering price per share:  $
Purchase price per share:  $
Listing requirements:
Black-out provisions:
Lock-up provisions:
Other terms and conditions:
Closing date and location:


                             [Preferred Stock]
                              ---------------
Title:
Rank:
Ratings:
Number of shares:
Number of Option Underwritten Securities:
Dividend rate (or formula) per share:  $
Dividend payment dates:
Stated value:  $
Liquidation preference per share:  $
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Initial public offering price per share: $_____ plus accumulated dividends, if any, from ___________
Purchase price per share:  $_____ plus accumulated dividends, if any, from
_________
Other terms and conditions:
Closing date and location:

                              [Depositary Shares]
                               -----------------
Title:
Fractional amount of Preferred Stock represented by each Depositary Share:
Ratings:
Rank:
Number of shares:
Number of Option Underwritten Securities:
Dividend rate (or formula) per share:
Dividend payment dates:
Liquidation preference per share:
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Initial public offering price per share:  $____   plus accumulated dividends, if
any, from _____________
Purchase price per share: $______ plus accumulated dividends, if any, from ____ Other terms and conditions:
Closing date and location:


                               [Debt Securities]
                                ---------------
Title:
Rank:
Ratings:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:
Interest payment dates:
Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Fixed or Variable Price Offering:
If Fixed Price Offering, initial public offering price per share: ____% of the principal amount, plus accrued interest [amortized original issue discount], if any, from ______________
Purchase price per share: ____% of principal amount, plus accrued interest [amortized original issue discount], if any, from __________ (payable in federal or other same-day funds).
Form:

Other terms and conditions:
Closing date and location:


            [Class A Common Stock] [Preferred Stock] [Debt Security]
                         [Depositary Share] Warrants
             ------------------------------------------------------
Title:
Type:
Number:
Warrant Agent:
Issuable jointly with [Class A Common Stock] [Preferred Stock]
     [Debt Securities] [Depositary Share]:  [Yes] [No]
     Number of [Class A Common Stock] [Preferred Stock] [Debt Security] Warrants issued with each [share of Common Stock] [share of Preferred Stock] [$__________ principal amount of Debt Securities]:
Date(s) from which or period(s) during which [Class A Common Stock]
     [Preferred Stock] [Debt Security] [Depositary Share] Warrants are exercisable:
Date(s) on which [Class A Common Stock] [Preferred Stock] [Debt Security]
     [Depositary Share] Warrants expire:

Exercise price(s):
Initial public offering price:  $
Purchase price:  $
Title of Underlying Securities:
[Number of shares] [Principal amount] purchasable upon exercise of one
     [Class A Common Stock] [Preferred Stock] [Debt Security] [Depositary Share]
     Warrant:
Terms of Underlying Securities:
Other terms and conditions:
Closing date and location:

    All of the provisions contained in the document attached as Annex I hereto entitled "Bergen Brunswig -- Class A Common Stock, Warrants to Purchase Common Stock, Preferred Stock, Warrants to Purchase Preferred Stock, Depositary Shares, Warrants to Purchase Depositary Shares, Debt Securities and Warrants to Purchase Debt Securities -- Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

    Please accept this offer no later than ________ o'clock P.M. (New York City time) on ______________ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                       Very truly yours,

                                       ____________________



                                       By___________________________
                                             Authorized Signatory

                                       [Acting on behalf of itself and the
                                       other named Underwriters.]


Accepted:

BERGEN BRUNSWIG CORPORATION


By_________________________
Name:
Title:

                                                                    EXHIBIT B
                                                                    ---------
                          BERGEN BRUNSWIG CORPORATION
                           (a New Jersey corporation)


                           DELAYED DELIVERY CONTRACT
                           -------------------------

                           Dated:  ___________, 199_

Bergen Brunswig Corporation
c/o ___________________
_______________________
_______________________


Attention:_____________________

Dear Sirs:

    The undersigned hereby agrees to purchase from Bergen Brunswig Corporation (the "Company"), and the Company agrees to sell to the undersigned on , 199 ,
(the "Delivery Date"), $             principal amount of the Company's due , 199
(the "Securities"), offered by the Company's Prospectus dated ____________________, as supplemented by its Prospectus Supplement dated
_________________, receipt of which is hereby acknowledged, at a purchase price
of    % of the principal amount thereof, plus accrued interest from , 199_, to the Delivery Date, and on the further terms and conditions set forth in this contract.

    Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in federal or other same-day funds, at the office of ___________, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

    The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the
undersigned is subject and (2) the Company, on or before             , 199_,
shall have sold to __________ and the other Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated _________, 199_ among the Company,

__________ and the other Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

    Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

    By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

    This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

    It is understood that the Company will not accept Delayed Delivery Contracts
for an aggregate principal amount of Securities in excess of $             and
that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

    This Agreement shall be governed by the laws of the State of New
York.

Yours very truly,


___________________________________
      (Name of Purchaser)


By_________________________________
            (Title)



___________________________________

___________________________________
           (Address)

Accepted as of the date
first above written.

BERGEN BRUNSWIG CORPORATION


By_________________________________


            PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

    The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows:
(Please print.)

Name                                     Telephone No. (Including Area Code)
----                                     ------------

                                                                     Exhibit C
                                                                     ---------

                      FORM OF OPINION OF COMPANY'S COUNSEL
                            PURSUANT TO SECTION 5(b)

    (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey.

    (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement and the applicable Terms Agreement.

    (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

    (4) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated or incorporated by reference in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of our knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the Subsidiaries was issued in violation of preemptive or other similar rights arising under statutes or common law or under any contracts or agreements known to such counsel.

    (5) [Include if the Prospectus contains a "Capitalization" section--] The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under such section (except for subsequent issuances thereof, if any, contemplated under the Underwriting Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising under statutes or common law or under any contracts or agreements known to such counsel.

    (6) The Underwriting Agreement, the applicable Terms Agreement, and any Delayed Delivery Contract have been duly authorized, executed and delivered by the Company.

    (7) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Class A Common Stock --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and delivered by the Company pursuant to the Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising under statutes or common law or under any contracts or agreements known to such counsel. The form of certificate used to evidence the Underwritten Securities is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the certificate of incorporation or bylaws of the Company and with the requirements of the New York Stock Exchange.

    (8) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Preferred Stock and/or Depositary Shares --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The applicable Preferred Stock, when issued and delivered by the Company pursuant to the Underwriting Agreement and such Terms Agreement against payment of the consideration [therefor] [for the related Depositary Shares] specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising under statutes or common law or under any contracts or agreements known to such counsel. In addition, upon deposit by the Company of any Preferred Stock represented by Depositary Shares with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, such Depositary Shares will represent legal and valid interests in such Preferred Stock. The form of certificate used to evidence the [Preferred Stock] [Depositary Receipts evidencing Depositary Shares] is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the certificate of incorporation or bylaws of the Company and with the requirements of the [New York Stock Exchange/Nasdaq National Market]. The applicable Certificate of Amendment is in full force and effect.

    (9) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Depositary Shares --] The applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the applicable Depositary) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Each registered holder of a Depositary Receipt under the applicable Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt and to such other rights as are granted to such registered holder in such Deposit Agreement.

   (10) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
(B) governmental authority to limit, delay or prohibit the making of payments in foreign currencies or composite currencies or payments outside the United States. The Underwritten Securities are in a form permitted by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

    (11) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities, Subordinated Debt Securities and/or LYONs or if Preferred Stock is, or Depositary Shares represented by Preferred Stock are, convertible into Debt Securities --] [The] [Each] applicable Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as rights to indemnification may be limited under Federal or State securities laws or by considerations of public policy.

   (12) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

   (13) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants --] [The] [Each] applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Warrant Agent) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

   (14) [Include if the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Class A Common Stock, Preferred Stock or Depositary Shares --] The Underlying Securities have been duly authorized and reserved for issuance by the Company [upon exercise of the [Class A Common Stock] [Preferred Stock] Warrants] [upon conversion of the related [Preferred Stock] [Depositary Shares] [Senior Debt Securities] [Subordinated Debt Securities]]. The Underlying Securities, when issued upon such [exercise] [conversion], will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising under statutes or common law or under any contracts or agreements known to such counsel. [In addition, the Underlying Securities, upon deposit by the Company of the Preferred Stock represented thereby with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Underlying Securities, in each case pursuant to the applicable Deposit Agreement, will represent legal and valid interests in such Preferred Stock.] [Include if the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities --] The Underlying Securities have been duly authorized for issuance by the Company [upon exercise of the Debt Security Warrants] [upon conversion of the related [Preferred Stock] [Depositary Shares]]. The Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the [Debt Security Warrants [related [Preferred Stock] [Depositary Shares]], will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

   (15) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and [the] [each] applicable [Indenture] [Deposit Agreement] [Warrant Agreement] conform, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform, in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

   (16) The information in the Prospectus under "Description of Securities," or any caption purporting to describe any such Securities, [and "Certain Federal Income Tax Considerations"], to the extent that it constitutes matters of law, summaries of legal matters, the Company's certificate of incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects [Include the following if the Prospectus includes a tax opinion --] and our opinion set forth under "Certain Federal Income Tax Considerations" is confirmed].

   (17) To the best of our knowledge and information, neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation, other charter documents, or bylaws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole.

   (18) The execution, delivery and performance of the Underwriting Agreement, the applicable Terms Agreement and [the] [each] applicable [Indenture] [Warrant Agreement] [Deposit Agreement] and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement and the Prospectus and the consummation of the transactions contemplated in the Underwriting Agreement and such Terms Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any Subsidiary is subject, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate or articles of incorporation, other charter documents, or bylaws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except for such violations as are not material to the Company and its subsidiaries taken as a whole.

   (19) To the best of our knowledge and information, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company or any subsidiary thereof which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated or incorporated by reference therein or as contemplated thereby), or which might reasonably be expected to materially and adversely affect the consummation of the Underwriting Agreement, the applicable Terms Agreement or [the] [any] applicable [Indenture] [Warrant Agreement] [Deposit Agreement] or the transactions contemplated therein.

   (20) All descriptions in the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects. To the best of our knowledge and information, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

   (21) To the best of our knowledge and information, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

   (22) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

   (23) The Registration Statement, [the Rule 430A Information,] [the Rule 434 Information,] the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, including the notes thereto, and supporting schedules included therein and each Trustee's Statement of Eligibility on Form T-1 (the "Form T-1s"), as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

   (24) The documents incorporated by reference in the Prospectus (other than the financial statements, including the notes thereto, and supporting schedules therein, as to which no opinion need be rendered), when they became effective or] were filed with the Commission , as the case may be,] complied as to form in all material respects with the requirements of [the 1933 Act or] the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

   (25) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under the Underwriting Agreement, such Terms Agreement or the [any] applicable [Indenture] [Warrant Agreement] [Deposit Agreement] other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have been obtained, or as may be required under state securities or blue sky laws.

   (26) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities or if any related Underlying Securities include Debt Securities --] The [Underwritten] [Underlying] Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

   (27) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

    Nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein and for the Form T-1s, as to which we make no statement), at the time Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, including the notes thereto, and schedules and other financial data included therein as to which we make no statement), at the time the Prospectus was issued (unless the term "Prospectus" refers to a prospectus which has been provided to the Representatives by the Company for use in connection with the offering of the Underwritten Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case, at the time it is provided to the Representatives for such use) or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of jurisdictions other than New Jersey upon the opinion of special counsel to the Company, (which opinion or opinions shall be dated and furnished to ______________ at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided, that Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C. shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                    Exhibit D
                                                                    ---------

                      FORM OF ACCOUNTANTS' COMFORT LETTER
                            PURSUANT TO SECTION 5(e)



[We are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.]

         (i) in our opinion, the audited financial statements [and the related financial statement schedules] included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

         (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim [consolidated] financial statements of the Company for the [three month periods ended _________, 19__ and ________, 19__, the three and six month periods ended _________, 19__ and ________, 19__, and the three and nine month periods ended _________, 19__ and ________, 19__ included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q Financials")]1/ [, a reading of the unaudited interim [consolidated] financial statements of the Company for the ____-month periods ended ____________, 19__ and ____________, 19__, included in the Registration Statement and the Prospectus (the ___-month financials" )]2/ [, a reading of the latest available unaudited interim [consolidated] financial statements of Company],3/ a reading of the minutes of all meetings of the stockholders and directors the Company and its subsidiaries and the Committees of the Company's Board of Directors [and any subsidiary committees] since [day after end of last audited period], inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71,


----------------------
[FN]

1/   Include the appropriate dates of the 10-Q Financials.

2/ Include if non-10-Q interim financial statements are included in the Registration Statement and the Prospectus.

3/ Include if the most recent unaudited financial statements are not included in the Registration Statement and the Prospectus.

    Interim Financial Information ("SAS 71"), with respect to the [description of relevant periods]4/ and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

         [(A) the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;]5/

         [( ) the __________-month financials included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modifications should be made to the ________-month financials included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;]6/


---------------------------------
[FN]

4/ The relevant periods include the periods covered by all interim unaudited condensed consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

5/ Include if the 10-Q Financials are incorporated by reference in the Registration Statement and the Prospectus.

6/ Include if unaudited financial statements, not just selected unaudited data, are included in the Registration Statement and the Prospectus.


                                 Annex I-2

         [( ) at [____________, 19__ and at]7/ a specified date not more than five days8/ prior to the date of the applicable Terms Agreement, there was any change in the _______________ of the Company and its subsidiaries or any decrease in the _______________ of the Company and its subsidiaries or any increase in the _______________ of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement and the Prospectus, except in each case for changes, decreases or increases that the Registration Statement and the Prospectus disclose have occurred or may occur; or

         ( )  [for the period from ______________, 19__ to ____________, 19__
    and]9/ for the period from ___________, 19__ to a specified date not more than five days prior to the date of the applicable Terms Agreement, there was any decrease in __________, _____________ or _________________, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus discloses have occurred or may occur;

    (iii) based upon the procedures set forth in clause (ii) above and a reading of the [Selected Financial Data] included in the Registration Statement and the Prospectus [and a reading of the financial statements from which such


--------------------------
[FN]

7/ Include, and insert the date of most recent balance sheet of the Company, if those statements are more recent than the unaudited financial statements included in the Registration Statement and the Prospectus.

8/ According to Example A of SAS No. 72, the specified date should be five calendar days prior to the date of the applicable Terms Agreement.

9/ Include, and insert dates to describe the period from the date of the most recent financial statements in the Registration Statement and the Prospectus to the date of the most recent unaudited financial statements of the Company, if those dates are different. Regardless of whether this language is inserted or not, the period including five days prior to the date of the applicable Terms Agreement should run from the date of the last financial statement included in the Registration Statement and the Prospectus, not from the later one that is not included in the Registration Statement and the Prospectus.


                                 Annex I-3
data were derived],10/ nothing came to our attention that caused us to believe that the [Selected Financial Data] included in the Registration Statement an the Prospectus do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the [Selected Financial Data] are not in agreement with the corresponding amounts in the audited [consolidated] financial statements for the respective periods or that the financial statements not included in the Registration Statement and the Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles];

    (iv) we have compared the information in the Registration Statement and the Prospectus under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein. Nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

    [(v) based upon the procedures set forth in clause (ii) above, a reading of the unaudited financial statements of the Company for [the most recent period] that have not been included in the Registration Statement and the Prospectus and a review of such financial statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts for _________________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited [consolidated] financial statements;]11/


------------------------------
[FN]

10/ Include only if there are selected financial data that have been derived from financial statements not included in the Registration Statement and the Prospectus.

11/ This language should be included when the Registration Statement and the Prospectus include earnings or other data for a period after the date of the latest financial statements in the Registration Statement and the Prospectus, but the unaudited interim financial statements from which the earnings or other data is derived is not included in the Registration Statement and the Prospectus. The blank should be filled in with a description of the financial statement item(s) included.


                                 Annex I-4

    [(vi)] we are unable to and do not express any opinion on the [Pro Forma Combining Statement of Operations] (the "Pro Forma Statement") included the Registration Statement and the Prospectus or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

         (A)  read the Pro Forma Statement;

         (B) performed [an audit] [a review in accordance with SAS 71] of the financial statements to which the pro forma adjustments were applied;

         (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

         (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

    [(vii)] in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement and the Prospectus, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company; and

    [(viii)] In addition, we [comfort on a financial forecast that is included in the Registration Statement and the Prospectus].

                                 Annex I-5